UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2021

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 22, 2021, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved an increase in its authorized size from six members to eight members and appointed Bonnie Bassler, Ph.D. to fill one of the vacancies created by the board size increase and serve as a Class I director until the Company’s 2022 annual meeting of stockholders and Carin Canale-Theakston to fill the other vacancy created by the board size increase and serve as a Class III director until the Company’s 2021 annual meeting of stockholders.
Concurrently with their appointments to the Board, Dr. Bassler was appointed to the Nominating and Corporate Governance Committee of the Board and Ms. Canale-Theakston was appointed to the Compensation Committee of the Board.
Each of Dr. Bassler and Ms. Canale- Theakston will receive compensation for her service as a director in accordance with the Company’s Non-Employee Director Compensation Policy, as amended (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $40,000 for service on the Board, $4,000 for service on the Nominating and Corporate Governance Committee of the Board, and $7,500 for service on the Compensation Committee of the Board, each payable in equal quarterly installments and pro-rated based on days served. In addition, pursuant to the Compensation Policy, on January 22, 2021, each of Dr. Bassler and Ms. Canale-Theakston was granted a stock option to purchase 35,000 shares of the Company’s common stock, with one-third of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the next two years.
The Company has entered into its standard form of indemnification agreement for its directors and executive officers with each of Dr. Bassler and Ms. Canale-Theakston.
There is no arrangement or understanding between either of Dr. Bassler or Ms. Canale-Theakston and any other person pursuant to which either Dr. Bassler or Ms. Canale-Theakston was appointed as a director. Neither Dr. Bassler nor Ms. Canale-Theakston is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: January 25, 2021	/s/ Jeffrey L. Stein
Jeffrey L. Stein
President and Chief Executive Officer (Principal Executive Officer)